UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PACCAR FINANCIAL CORP.

(Exact Name of Registrant as Specified in its Charter)

Washington	91-6029712
(State of Incorporation)	(I.R.S. Employer Identification No.)

777 – 106th Ave N.E., Bellevue, Washington	98004
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
3-month LIBOR + 4 basis points Medium-Term Note, Series K Due April 27, 2009	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-31502

Securities to be registered pursuant to Section 12(g) of the Act:  None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. Description of Registrant’s Securities to be Registered.

The material set forth in the sections captioned “Description of Notes” and “Description of Securities” in the Registrant’s Registration Statement of Form S-3 (Registration Statement No. 333-31502) filed with the Securities and Exchange Commission on January 16, 2004 is incorporated herein by reference.

ITEM 2. Exhibits.

Pursuant to the Instructions as to Exhibits in Form 8-A, no exhibits are filed with the Securities and Exchange Commission herewith. The following exhibits are files with the New York Stock Exchange pursuant to such instruction:

1.               Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

2.               Quarterly Reports on Form 10-Q for the quarters ended June 30, 2005, September 30, 2005, and March 31, 2006.

3.               Restated Articles of Incorporation of the Company, as amended.

4.               By-Laws of the Company, as amended.

5.               Indenture for Senior Debt Securities dated as of December 1, 1983 and first Supplemental Indenture dated as of June 19, 1989 between the Company and Citibank, N.A. (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K dated March 26, 1984, File Number 0-12553 and Exhibit 4.2 to the Company’s Registration Statement on Form S-3 dated June 23, 1989, Registration Number 33-29434).

6.               Forms of Medium-Term Note, Series K.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PACCAR Financial Corp.

By:	/s/ Patricia A. Donohoe
Patricia A. Donohoe
Treasurer